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                                                                       EXHIBIT D

         Each of the undersigned hereby agrees that the Amendment No. 1 to
Schedule 13D dated January 30, 1998, to which this Agreement is attached as Exhibit D, and any amendments thereto, may be filed on behalf of each such person.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:   February 2, 1998


                                     /s/ MICHAEL ZILKHA
                                     -----------------------------------------
                                     Michael Zilkha

                                     SELIM K. ZILKHA TRUST

                                     /s/ SELIM K. ZILKHA
                                     -----------------------------------------
                                     Selim K. Zilkha, as Trustee

                                     /s/ SELIM K. ZILKHA
                                     -----------------------------------------
                                     Selim K. Zilkha

                                     SELIM K. ZILKHA (1996) ANNUITY TRUST

                                     /s/ EZRA ZILKHA
                                     -----------------------------------------
                                     Ezra Zilkha, as Trustee

                                     /s/ EZRA ZILKHA
                                     -----------------------------------------
                                     Ezra Zilkha